Exhibit 10.4

AMENDMENT TO ASSET AND SHARE PURCHASE AGREEMENT

THIS AMENDMENT TO THE ASSET AND SHARE PURCHASE AGREEMENT (the “Amendment”), is entered into and made effective as of February 21, 2006 by and between Elbit Vision Systems Ltd., an Israeli company (the “EVS”), Scanmaster Systems (IRT) Ltd. (“Scan”), Panoptes Ltd. (the “Company”) and Ma’aragim Enterprises Ltd. (“Ma’aragim”).

W I T N E S S E T H :

WHEREAS, EVS, Scan, the Company and Ma’aragim entered into a share and asset purchase agreement on December 27, 2005 (the “SPA”);

WHEREAS, the parties desire to amend the SPA on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereby agree as follows:

1.     This amendment constitutes an integral part of the SPA and sets forth the amendments agreed upon by the parties thereto. Any capitalized term not defined herein shall have the same meaning ascribed to it in the SPA.

2.     Section B. of the preamble is hereby amended and restated in its entirety as follows:

“B.     EVS desires to acquire all of the Assets (as defined below) and assume and be responsible for all of the obligations and liabilities of the Company arising on or prior to the Closing (as defined below), whether such liabilities are direct or indirect, matured or unmatured, fixed or contingent or otherwise (the “Obligations”) and the Company wishes to sell the Assets to EVS and have it assume its Obligations, for the purchase price set forth herein.”

3.     Section 1.1 of the SPA is hereby amended and restated in its entirety as follows:

“1.1     Purchase and Sale. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below): (i) EVS shall purchase and acquire from the Company, and the Company shall sell, transfer, assign, convey and deliver to EVS, all of the Company’s right, title and interest in and to all of the assets listed in Schedule 1.1 (the “Assets”), free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (“Liens”) and assume and be responsible for all the Obligations; in consideration for the Purchase Consideration to be provided by EVS in accordance with the Irrevocable Instructions (as defined below); and (ii) Scan shall purchase and acquire from Ma’aragim and Ma’aragim shall sell, transfer, assign, convey and deliver to Scan, (a) all of the issued and outstanding shares of the Company (the “Shares”), free and clear of all Liens, and (b) the Remaining Debt; in consideration for the Share and Loan Purchase Price.”

4.     Section 1.5 of the SPA is hereby amended and restated in its entirety as follows

“1.5     Issuance of Buyer Shares. The aggregate consideration (the “Purchase Consideration”) for the Assets which will be paid by EVS as directed by the Company, shall be: (a) eight hundred thousand (800,000) Ordinary Shares of EVS, nominal value NIS 1.00 per share (the “EVS Shares”), subject to adjustment in the event of any share split, share dividend, recapitalization, issuance of bonus shares or other adjustment of the EVS’s Ordinary Shares prior to the Closing, and (b) the payment of Royalties (as defined below) as further set forth in Section 1.6 below. On the Closing Date, EVS shall issue (i) an aggregate of four hundred thousand (400,000) of the EVS Shares (the “Initial Shares”), subject to adjustment in the event of any share split, share dividend, recapitalization, issuance of bonus shares or other adjustment of the EVS’s Ordinary Shares prior to the Closing to the Company or as otherwise directed in the Irrevocable Instructions; and (ii) to the Escrow Agent an additional aggregate of four hundred thousand (400,000) of the EVS Shares (the “Escrow Shares”), subject to adjustment in the event of any share split, share dividend, recapitalization, issuance of bonus shares or other adjustment of the EVS’s Ordinary Shares prior to the Closing, which shall be deposited with an escrow agent, the identity of which shall be approved by EVS and Ma’aragim prior to the Closing (the “Escrow Agent”), and which shall be held by the Escrow Agent to satisfy the indemnification obligations of the Company and Ma’aragim until April 1, 2007, all as further set forth in the Escrow Agreement (as defined below).”

5.     The first sentence of Section 1.6 is hereby amended and restated in its entirety as follows:

“1.6     Royalty Payments. As part of the Purchase Consideration, EVS hereby undertakes to pay to Ma’aragim, Royalties, according to the terms and conditions set forth in this Section; provided however that in the event that either Bank Mizrachi T’fachot Ltd. or Bank Hapoalim Ltd. (the “Banks”) call for an early repayment of their respective loans or exercise the charges they have on the assets of EVS or Scan, as a result of an event of default by either EVS or Scan, Ma’aragim’s right to receive Royalties shall be subject to the priority rights of the Banks.”

6.     The following new Section 1.9 shall be added to the SPA:

"1.9     Obligation Assumption. EVS hereby assumes and is responsible for all of the Obligations, effective as of the Closing Date.”

7.     Sections 2.10(a), 5.4, 6.12, 7.3(e) and 7.6 of the SPA are hereby deleted in their entirety.

8.     Section 2.10(b) of the SPA is hereby amended and restated in its entirety as follows:

“(b)     All the agreements to which the Company is a party (including instruments, leases, licenses, arrangements, or undertakings of any nature, written or oral) (the “Material Agreements”) are in full force and effect and the Company has no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any of the Material Agreements and, the Company has not received any notice of any intention to terminate any such agreement.”

9.     Section 2.10(e) of the SPA is hereby amended and restated in its entirety as follows:

“(e)     The Company has delivered to EVS accurate and complete copies (or accurate description of the terms, if such agreement is not in written form) of all Material Agreements, including all amendments thereto. Each Material Agreement is valid and in full force and effect, and, is enforceable by the Company in accordance with its terms.”

10.     Section 2.10(h) of the SPA is hereby amended and restated in its entirety as follows:

“(h)     The Material Agreements collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being and proposed to be conducted.”

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11.     Section 2.10(j) of the SPA is hereby amended and restated in its entirety as follows:

“(j)     Schedule 1.6(b)(i) provides an accurate description and breakdown of the Company’s backlog under Material Agreements.”

12.     The following new Section 6.5(m) shall be added to the SPA:

“(m)     An undertaking to transfer the 50,000 Ordinary Shares held by E.S.O.P. Trust Company on behalf of Mr. Nir Weinberg, in the form attached hereto as Schedule 6.5(m), duly executed by Ma’aragim.”

13.     In the event of any inconsistency or conflict between the provisions of the SPA, the provisions of this Amendment or any other document between the parties, this Amendment shall prevail and govern. Except as specifically amended herein, all terms, definitions and conditions of the SPA and related exhibits and schedules remain in full force and effect.

14.     This Amendment shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Israel (without giving effect to principles of conflicts of laws). Each party to this Amendment consents to the exclusive jurisdiction and venue of the courts of District of Tel Aviv-Jaffa in the State of Israel.

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IN WITNESS WHEREOF, the parties hereto have entered into and signed this Amendment to be effective as of the date first written above.

ELBIT VISION SYSTEMS LTD. By: _____________________________ Name: ___________________________ Title: __________________________

SCANMASTER SYSTEMS (IRT) LTD. By: _____________________________ Name: ___________________________ Title: __________________________

PANOPTES LTD. By: _____________________________ Name: ___________________________ Title: __________________________

MA'ARAGIM ENTERPRISES LTD. By: _____________________________ Name: ___________________________ Title: __________________________

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